Exhibit 99.1

Intellinetics Reports Fourth Quarter and Full Year 2025 Financial Results

COLUMBUS, OH – March 30, 2026 – Intellinetics, Inc. (NYSE American: INLX), a digital transformation solutions provider, announced financial results for the three and 12 months ended December 31, 2025.

2025 Fourth Quarter Financial Highlights

●	Software as a Service (SaaS) revenue increased 8.4% year over year to $1.6 million.
●	Professional services revenue decreased 1.8% year over year.
●	Total revenue increased 1.0% year over year to $4.3 million, as SaaS growth more than offset a modest decline in professional services revenue.
●	Gross profit increased 3.9% year over year, with gross profit margin increasing 184 basis points due to a favorable revenue mix.
●	Net loss of $207,975, or ($0.05) per basic and fully diluted share, compared to net loss of $53,701, or ($0.01) per basic and fully diluted share, for the same period in 2024.
●	Adjusted EBITDA of $260,749, compared to $531,241 from the same period in 2024.
●	Cash at quarter end was approximately $2.5 million.

2025 Full-Year Financial Highlights

●	SaaS revenue increased 11.3% year over year to $6.3 million.
●	Professional services revenue decreased 18.7% year over year.
●	Total revenue was $16.6 million, reflecting lower professional services activity.
●	Gross profit decreased 3.7% year over year, a function of volume, and gross profit margin increased 295 basis points due to a favorable revenue mix.
●	Net loss of $1,872,895, or ($0.44) per basic and fully diluted share, compared to net loss of $546,215, or ($0.13) per basic and fully diluted share, for the same period in 2024.
●	Adjusted EBITDA was $469,694, compared to $2,382,357 in the prior year.

Fiscal year 2025 reflected continued progress in Intellinetics’ software-led business, with SaaS revenue continuing to grow and representing an increasing share of overall revenue. Total revenue declined compared to 2024, driven primarily by variability in professional services activity. During the year, the Company also strengthened its document management business, including securing a significant contractual win with its largest customer.

The Company continued to build its foundation for long-term growth by expanding its SaaS footprint, investing in go-to-market capabilities, and refining its focus on vertical markets where demand for secure document and workflow automation solutions remains strong.

Management believes these efforts position Intellinetics to improve revenue predictability, expand margins over time, and accelerate sustainable growth.

Alison Forsythe, President & CEO of Intellinetics, stated: “In 2025, under the leadership of my predecessor, Intellinetics continued to grow SaaS revenue while also strengthening our document management business, including a critical contractual win with our largest customer.

“I did my homework before accepting the role as CEO, and after spending my first weeks closely evaluating the business, it is even clearer that we have strong foundational assets—an established SaaS customer base, differentiated technology, and attractive vertical market opportunities. At the same time, there is a clear opportunity to improve execution, sharpen our go-to-market approach, and operate with greater discipline across both our software and document management businesses.

“Our software platform is the core of our business and the primary driver of our long-term growth. Looking ahead to 2026, our focus is on accelerating SaaS revenue and increasing recurring software revenue. We are aligning our organization, investments, and operating priorities around that objective while bringing greater consistency to our document management business. Together, these efforts position Intellinetics for more consistent performance and long-term value creation.”

Summary – 2025 Fourth Quarter Results

Revenues for the three months ended December 31, 2025 were $4,323,843, an increase of 1.0%, as compared with $4,280,071 for the same period in 2024. This increase was primarily due to an 8.4% increase in SaaS revenue, partially offset by a 1.8% decrease in professional services fees.

Total operating expenses increased 11.2% to $3,096,090, compared to $2,784,991 for the same period in 2024, driven by increases in sales and marketing expense of 14.4% and general and administrative expense of 11.2%. Loss from operations was $216,308 compared to loss from operations of 12,920 in the fourth quarter last year, primarily due to the sales and marketing increase and other security and infrastructure investments.

Intellinetics reported net loss of $207,975 compared to net loss of $53,701 for the same period in 2024. Basic and diluted net loss per share for the three months ended December 31, 2025 was $0.05, compared to $0.01 net loss per basic and diluted share for the period ended December 31, 2024. Adjusted EBITDA was $260,749 compared to $531,241 in 2024.

	For the quarters ended December 31,
	2025	2024

Revenues:
Software as a service	$1,603,641	$1,479,250
Software maintenance services	307,538	346,372
Professional services	2,201,246	2,241,662
Storage and retrieval services	211,418	212,787
Total revenues	4,323,843	4,280,071

Summary – 2025 Full-Year Results

Revenues for the year ended December 31, 2025 were $16,583,446, a decrease of 8.0% as compared with $18,018,373 for the same period in 2024. Total operating expenses increased 10.4% to $12,741,153, compared to $11,541,889 for the same period in 2024. Our increased structural investments for growth and scale, particularly sales and marketing expansion, more than offset reductions in variable compensation and share-based compensation expense decreases. Loss from operations was $1,788,569, compared to loss from operations of $173,505 for last year. Intellinetics reported net loss of $1,872,895, or $0.44 per basic and diluted share, compared to net loss of $546,215, or $0.13 per basic and diluted share, for the same period in 2024.

	For the years ended December 31,
	2025	2024

Revenues:
Software as a service	$6,331,167	$5,688,936
Software maintenance services	1,283,332	1,410,387
Professional services	8,141,155	10,017,974
Storage and retrieval services	827,792	901,076
Total revenues	16,583,446	18,018,373

2026 Outlook

Based on management’s current plans and assumptions, the Company expects that it will grow SaaS on a year-over-year basis for the fiscal year 2026.

Conference Call

Intellinetics is holding a conference call to discuss these results on a live webcast at 4:30 p.m. ET today. Interested parties can access the webcast through the Intellinetics website at https://ir.intellinetics.com/. Investors can also dial in to the webcast by calling (877) 407-8133 (toll-free) or (201) 689-8040. A replay of the call can also be accessed via phone through April 30, 2026 by dialing (877) 660-6853 (toll-free) or (201) 612-7415 and using replay access code 13759543.

About Intellinetics, Inc.

Intellinetics, Inc. (NYSE American: INLX) is enabling the digital transformation. Intellinetics empowers organizations to manage, store and protect their important documents and data. The Company’s flagship solution, the IntelliCloud™ content management platform, delivers advanced security, compliance, workflow and collaboration features critical for highly regulated, risk-intensive markets. IntelliCloud connects documents to users and the processes they support anytime, anywhere to accelerate innovation and empower organizations to think and work in new ways. In addition, Intellinetics offers business process outsourcing (BPO), document and micrographics scanning services, and records storage. From highly regulated industries like Healthcare/Human Service Providers, K-12, Public Safety, and State and Local Governments, to businesses looking to move away from paper-based processes, Intellinetics is the all-in-one, compliant, document management solution. Intellinetics is headquartered in Columbus, Ohio. For additional information, please visit www.intellinetics.com.

Cautionary Statement

Statements in this press release which are not purely historical, including statements regarding future business; improved revenue predictability; expanded margins; predictable and sustainable growth, including the growth of SaaS business; future revenues, including the “2026 Outlook” for revenues; improved business execution and go-to-market approach; execution of our business plan, strategy, direction and focus; and other intentions, beliefs, expectations, representations, projections, plans or strategies regarding future growth, financial results, and other future events are forward-looking statements. The forward-looking statements involve risks and uncertainties including, but not limited to, the risks associated with the effect of changing economic conditions including inflationary pressures, challenges with hiring and maintaining a stable workforce, our ability to execute on our business plan and strategy including our transition to a SaaS-based company, customary risks attendant to trends in the products markets, variations in Intellinetics’ cash flow or adequacy of capital resources, market acceptance risks, the success of Intellinetics’ solutions providers, including human services, health care, and education, technical development risks, and other risks, uncertainties and other factors discussed from time to time in its reports filed with or furnished to the Securities and Exchange Commission, including in Intellinetics’ most recent annual report on Form 10-K as well as subsequently filed reports on Form 8-K. Intellinetics cautions investors not to place undue reliance on the forward-looking statements contained in this press release. Intellinetics disclaims any obligation and does not undertake to update or revise any forward-looking statements in this press release. Expanded and historical information is made available to the public by Intellinetics on its website at www.intellinetics.com or at www.sec.gov.

CONTACT:

Joe Spain, CFO

Intellinetics, Inc.

614.921.8170 investors@intellinetics.com

Non-GAAP Financial Measures

Intellinetics uses non-GAAP Adjusted EBITDA as supplemental measures of our performance that are not required by, or presented in accordance with, accounting principles generally accepted in the United States (GAAP). A non-GAAP financial measure is a numerical measure of a company’s financial performance that excludes or includes amounts so as to be different from the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows of a company.

Adjusted EBITDA: Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to net income, operating income, or any other performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities or a measure of our liquidity. Intellinetics urges investors to review the reconciliation of non-GAAP Adjusted EBITDA to the comparable GAAP Net Income, which is included in this press release, and not to rely on any single financial measure to evaluate Intellinetics’ financial performance.

We believe that Adjusted EBITDA is a useful performance measure and is used by us to facilitate a comparison of our operating performance on a consistent basis from period-to-period and to provide for a more complete understanding of factors and trends affecting our business than measures under GAAP can provide alone. We define “Adjusted EBITDA” as earnings before interest expense, any income taxes, depreciation and amortization expense, non-cash share-based compensation, note conversion and note or equity offer warrant or stock expense, gain or loss on debt extinguishment, change in fair value of contingent consideration, and transaction costs.

Reconciliation of Net Income to Adjusted EBITDA

	For the Three Months Ended December 31,
	2025	2024
Net loss – GAAP	$(207,975)	$(53,701)
Interest (income) expense, net	(8,333)	40,781
Depreciation and amortization	315,067	302,242
Share-based compensation	155,351	241,919	*
Transaction costs	6,639	-
Adjusted EBITDA	$260,749	$531,241

	For the Twelve Months Ended December 31,
	2025	2024
Net loss - GAAP	$(1,872,895)	$(546,215)
Interest expense, net	84,326	372,710
Depreciation and amortization	1,245,640	1,128,613
Share-based compensation	1,003,843	1,429,247	*
Transaction costs	8,780	-
Adjusted EBITDA	$469,694	$2,382,357

* 2024 balances have been updated to align with management’s revised 2025 definition, which clarifies the classification of “non-cash” share-based compensation.

INTELLINETICS, INC. and SUBSIDIARIES

Consolidated Balance Sheets

	December 31,	December 31,
	2025	2024

ASSETS

Current assets:
Cash	$2,528,281	$2,489,236
Accounts receivable, net	1,239,802	1,111,504
Accounts receivable, unbilled	909,574	1,296,524
Parts and supplies, net	173,295	100,561
Prepaid expenses and other current assets	378,305	476,731
Total current assets	5,229,257	5,474,556

Property and equipment, net	1,092,694	1,093,867
Right of use assets, operating	1,394,806	1,894,866
Right of use assets, finance	164,998	237,741
Intangible assets, net	2,906,188	3,399,029
Goodwill	5,789,821	5,789,821
Other assets	727,808	685,076
Total assets	$17,305,572	$18,574,956

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$284,680	$310,623
Accrued compensation	410,368	493,700
Accrued expenses	199,995	172,421
Lease liabilities, operating - current	721,879	842,468
Lease liabilities, finance - current	67,935	69,261
Deferred revenues	3,371,263	3,411,852
Notes payable - current	-	781,936
Notes payable - related party - current	-	515,512
Total current liabilities	5,056,120	6,597,773

Long-term liabilities:
Lease liabilities, operating - net of current portion	749,346	1,161,404
Lease liabilities, finance - net of current portion	116,090	184,024
Total long-term liabilities	865,436	1,345,428
Total liabilities	5,921,556	7,943,201

Stockholders’ equity:
Common stock, $0.001 par value, 25,000,000 shares authorized; 4,479,123 and 4,249,735 shares issued and outstanding at December 31, 2025 and 2024, respectively	4,479	4,250
Additional paid-in capital	34,893,670	32,268,743
Accumulated deficit	(23,514,133)	(21,641,238)
Total stockholders’ equity	11,384,016	10,631,755
Total liabilities and stockholders’ equity	$17,305,572	$18,574,956

INTELLINETICS, INC. and SUBSIDIARIES

Consolidated Statements of Income

	For the Twelve Months Ended December 31,
	2025	2024

Revenues:
Software as a service	$6,331,167	5,688,936
Software maintenance services	1,283,332	1,410,387
Professional services	8,141,155	10,017,974
Storage and retrieval services	827,792	901,076
Total revenues	16,583,446	18,018,373

Cost of revenues:
Software as a service	942,885	856,774
Software maintenance services	54,838	57,667
Professional services	4,356,066	5,387,545
Storage and retrieval services	277,073	348,003
Total cost of revenues	5,630,862	6,649,989

Gross profit	10,952,584	11,368,384

Operating expenses:
General and administrative	8,690,615	8,010,025
Sales and marketing	2,804,898	2,403,251
Depreciation and amortization	1,245,640	1,128,613

Total operating expenses	12,741,153	11,541,889

Loss from operations	(1,788,569)	(173,505)

Interest income (expense), net	(84,326)	(372,710)

Net loss	$(1,872,895)	$(546,215)

Basic net loss per share:	$(0.44)	$(0.13)
Diluted net loss per share:	$(0.44)	$(0.13)

Weighted average number of common shares outstanding - basic	4,301,131	4,201,401
Weighted average number of common shares outstanding - diluted	4,301,131	4,201,401

INTELLINETICS, INC. and SUBSIDIARIES

Consolidated Statements of Cash Flows

	For the Twelve Months Ended December 31,
	2025	2024

Cash flows from operating activities:
Net loss	$(1,872,895)	$(546,215)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,245,640	1,128,613
Bad debt expense (recovery)	81,087	(9,117)
Loss on disposal of fixed assets	29,622	547
Amortization of deferred financing costs	42,052	152,604
Amortization of right of use assets, financing	72,743	71,326
Share-based compensation	1,287,242	1,496,774
Changes in operating assets and liabilities:
Accounts receivable	(209,385)	747,988
Accounts receivable, unbilled	386,950	24,313
Parts and supplies	(72,734)	9,711
Prepaid expenses and other current assets	98,426	30,912
Accounts payable and accrued expenses	(81,701)	280,303
Operating lease assets and liabilities, net	(32,587)	(13,643)
Deferred revenues	(40,589)	484,044
Total adjustments	2,806,766	4,404,375
Net cash provided by operating activities	933,871	3,858,160

Cash flows from investing activities:
Capitalization of internal use software	(469,602)	(388,570)
Purchases of property and equipment	(354,378)	(439,203)
Net cash used in investing activities	(823,980)	(827,773)

Cash flows from financing activities:
Proceeds from issuance of common stock	1,797,106	-
Offering costs paid on issuance of common stock	(175,781)	-
Principal payments on financing lease liability	(69,260)	(61,874)
Payments to taxing authorities in connection with shares directly withheld from employees	(283,399)	(69,525)
Exercise of stock warrants	(12)	-
Repayment of notes payable	(807,331)	(1,307,169)
Repayment of notes payable - related parties	(532,169)	(317,831)
Net cash (used in) financing activities	(70,846)	(1,756,399)

Net increase in cash	39,045	1,273,988
Cash - beginning of period	2,489,236	1,215,248
Cash - end of period	$2,528,281	$2,489,236

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$74,425	$258,646
Cash paid during the period for income taxes	$28,027	$20,259

Supplemental disclosure of non-cash financing activities:
Right-of-use asset obtained in exchange for operating lease liability	$311,368	$-
Right-of-use asset obtained in exchange for finance lease liability	$-	$89,289